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                                                                   EXHIBIT 10.22

                                  OPENTV, INC.

                     MARTIN J. LEAMY EMPLOYMENT AGREEMENT



     This Employment Agreement (the "Agreement") is entered into on March 25, 2000, by and between OpenTV, Inc. (the "Company"), and Martin J. Leamy (the "Employee"), and shall become effective contingent on the consummation of the Merger, (as defined below) (the "Effective Date").

     WHEREAS, Pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), by and among OpenTV Corp., Sonnet Acquisition Sub, ("Sub") and Spyglass, Inc. ("Spyglass"), Sub will merge with and into Spyglass (the "Merger") and the separate corporate existence of Sub will cease and Spyglass is intended to continue as the surviving corporation and wholly owned subsidiary of the Company;

     WHEREAS, the Employee has outstanding awards which were granted pursuant to the terms and conditions of the Spyglass 1991 Stock Option Plan and/or Spyglass 1995 Stock Incentive Plan (collectively, the "Spyglass Plan") (the "Spyglass Options Agreement");

     WHEREAS, the options referred to above will be assumed by the Company in the Merger and thereafter will be options covering shares of Company Class A Ordinary Shares (the "Spyglass Options");

     WHEREAS, the Employee is currently eligible to receive severance benefits pursuant to the Spyglass, Inc., Senior Management Retention Agreement entered into by and between Employee and Spyglass (the "Senior Management Retention Agreement");

     WHEREAS, the Employee is currently eligible to receive benefits pursuant to the employment and confidentiality agreement between Employee and Spyglass (the "Spyglass Employment and Confidentiality Agreement");

     WHEREAS, Employee has served as Director, President and Chief Operating Officer at Spyglass and has gained substantial knowledge and expertise in connection with Spyglass's products, organization and customers;

     WHEREAS, the Company desires to provide for the continued services of Employee following the Merger;

     NOW, THEREFORE, BE IT RESOLVED, that in consideration of the mutual promises contained herein, as an inducement to the Company to consummate the Merger and in consideration of the amounts paid to stockholders of Spyglass under the Merger Agreement, the parties hereto agree as follows:

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     1.   Duties and Scope of Employment.
          ------------------------------

          (a) Positions and Duties.  As of the Effective Date, Employee will
              --------------------
serve as General Manager, Consultancy Services of the Company. Employee will render such business and professional services in the performance of his duties, consistent with Employee's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Employee's employment under this Agreement is referred to herein as the "Employment Term."

          (b) Obligations.  During the Employment Term, Employee will perform
              -----------
his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Employee agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.

     2.   At-Will Employment.  The parties agree that the Employee's employment
          ------------------
with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

     3.   Compensation.
          ------------

          (a) Base Salary. During the Employment Term, the Company will pay
              -----------
Employee as compensation for his services a base salary at the annualized rate of not less than $240,000 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

          (b) Bonus.  During the Employment Term, the Employee will be eligible
              -----
to participate in the Company's cash bonus program.

          (c) Vesting of Spyglass Options. On the Effective Date, twenty-five
              ---------------------------
percent (25%) of the unvested shares subject to Employee's Spyglass Options at such time shall fully vest and become exercisable. The remaining shares subject to the Spyglass Options shall vest and become exercisable in accordance with the terms of the Spyglass Plan and the applicable Spyglass Options Agreement.

          (d) Initial Stock Option Grant. On the first day of the calendar month
              --------------------------
immediately following the Effective Date (the "Grant Date"), the Company shall grant to the Employee a stock option, which shall be an incentive stock option under Section 422 of the Internal Revenue Code to the maximum extent permitted thereby, (the "Company Option") to purchase that number of shares of Company common stock equal to twenty-five percent (25%) of Employee's unvested shares of Company common stock subject to the Spyglass Options as determined one day prior to the Effective Date (as adjusted for any stock splits, stock dividends and similar events). The exercise price of the Company Option shall equal the fair market value of the Company's common stock on the Grant Date. Subject to the accelerated vesting provisions set forth herein, the Company Option will vest as to 25% of the shares subject to the Company Option one year after the Grant Date, and

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as to an additional 1/48th of the shares subject to the Company Option monthly thereafter, so that the Company Option will be fully vested and exercisable four
(4) years from the Grant Date, subject to Employee's continued service to the Company on the relevant vesting dates. The Company Option will be subject to the terms, definitions and provisions of the Company's Amended and Restated 1999 Share Option/Share Issuance Plan (the "Option Plan") and the stock option agreement by and between Employee and the Company, substantially in the form attached hereto as Exhibit A (the "Option Agreement"), both of which documents are incorporated herein by reference.

          (e)  Subsequent Stock Option Grant.    On the first anniversary of the
               -----------------------------
Grant Date, (the "Subsequent Grant Date"), the Company shall grant to the Employee a stock option, which shall be an incentive stock option under Section 422 of the Internal Revenue Code to the maximum extent permitted thereby, (the "Subsequent Option") to purchase that number of shares of Company common stock equal to the product of (i) 25% of the Employee's unvested shares of Company common stock subject to the Spyglass Options, as determined one day prior to the Effective Date (as adjusted for any stock splits, stock dividends and similar events), multiplied by (ii) the quotient of (A) the number of Spyglass employees who are employed by Spyglass or its affiliates on the Effective Date and who continue to be employed by Spyglass (or an affiliate of Spyglass or the Company) on the one year anniversary of the Effective Date, plus those Spyglass employees who are employed by Spyglass on the Effective Date and who are terminated by the Company other than for Misconduct (as defined below) on or prior to such one year anniversary of the Effective Date, divided by (B) the number of Spyglass employees who are employed by Spyglass or its affiliates on the day prior to the Effective Date. The exercise price of the Subsequent Option shall equal the fair market value of the Company's common stock on the Subsequent Grant Date. Subject to the accelerated vesting provisions set forth herein, the Subsequent Option will vest as to 25% of the shares subject to the Subsequent Option on the Subsequent Grant Date, and as to 1/48th of the shares subject to the Subsequent Option monthly thereafter, so that the Subsequent Option will be fully vested and exercisable three (3) years from the Subsequent Grant Date, subject to Executive's continued service to the Company on the relevant vesting dates. The Subsequent Option will be subject to the terms, definitions and provisions of the Option Plan and the Option Agreement, both of which documents are incorporated herein by reference.

     4.   Employee Benefits.  During the Employment Term, Employee will be
          -----------------
entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other employees of the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees generally, including Employee, at any time.

     5.   Severance Benefits.
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          (a) Involuntary Termination.  If Employee's employment with the
              -----------------------
Company terminates, within three (3) years following the Effective Date, as a result of an Involuntary Termination (as defined below), and Employee signs and does not revoke a release of claims with the Company (which is reasonably acceptable to the Company), then, subject to Section 10, Employee shall be entitled to receive:

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                    (i)    continuing payments of severance pay (less applicable
withholding taxes) at a rate equal to the highest rate in effect at any time following the Effective Date, as then in effect, for a period of six (6) months from the date of such termination;

                    (ii) the pro-rata target bonus that Employee was scheduled to earn under the Company's cash bonus plan (less applicable withholding);

                    (iii) the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the Employee on the day immediately preceding the day of the Employee's termination of employment; provided, however, that (A) the Employee constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; (the "Code") and (B) Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA. The Company shall continue to provide Employee with health coverage, with the Employee paying no more in premiums than a similarly situated active employee of Spyglass, until the earlier of (A) the date Employee is no longer eligible to receive continuation coverage pursuant to COBRA, or (B) six (6) months from the termination date;

                    (iv) the greater of (A) thirty-three and one-third percent (33.33%) of the then unvested shares subject to the Spyglass Options or (B) 12.5% of the shares originally subject to the Spyglass Options shall immediately vest and become exercisable; and

                    (v) twelve and a half percent (12.5%) of the shares originally subject to the Company Option and the Subsequent Option (collectively, the "Company Options") and twelve and a half percent (12.5%) of the shares originally subject to the restricted stock awards from Spyglass to Employee (the "Restricted Stock Awards") shall immediately vest and become exercisable.

          (b) Other Termination.  If Employee's employment with the Company
              -----------------
terminates other than as a result of an Involuntary Termination, then (i) all vesting of the Spyglass Options and Company Options will terminate immediately (provided that such options shall remain exercisable, to the extent vested, for a period of not less than thirty days after such termination) and all payments of compensation by the Company to Employee hereunder will terminate immediately (except as to amounts already earned), and (ii) Employee will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

     6.   Waiver.
          ------

          (a) Vesting Acceleration. Except as otherwise provided herein and
              --------------------
subject to the consummation of the Merger, Employee hereby waives and forfeits any right to accelerated vesting and exercisability of the shares subject to the Spyglass Options and Restricted Stock Awards that Employee may otherwise be entitled to under the terms and conditions of the Spyglass Plan, the Spyglass Restricted Stock Award Agreement or any other existing agreements Employee has with Spyglass.

          (b) Severance Payments.  Except as otherwise provided in this
              ------------------
Agreement and subject to the consummation of the Merger, the Employee hereby waives and forfeits any right to

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severance payments or other benefits that Employee may otherwise be entitled to under any Spyglass plan or agreement, including, without limitation, any payments made pursuant to the Senior Management Retention Agreement.

          (c) Spyglass Employment and Confidentiality Agreement.  This Agreement
              -------------------------------------------------
shall supersede and replace the Spyglass Employment and Confidentiality Agreement in its entirety, effective immediately prior to the consummation of the Merger.

     7.   Definitions.
          -----------

          (a) Involuntary Termination.  For purposes of this Agreement,
              -----------------------
"Involuntary Termination" shall mean termination of Employee's employment by reason of: (i) Employee's involuntary dismissal or discharge by the Company for reasons other than for Misconduct, or (ii) Employee's voluntary resignation following (A) a change in Employee's authority or position with the Company which materially reduces Employee's level of responsibility; provided, however, that Employee's position and duties as specified in Section 1(a) hereof shall not constitute such a change in Employee's authority or position, (B) a reduction in Employee's Base Salary by more than fifteen percent (15%), or (C) a more than de minimis breach by the Company of any of the provisions of Section 3
          -- -------
hereof that is not cured by Spyglass or the Company within 30 days following receipt by the Company's general counsel from Employee of written notice specifying the breach, or (D) a relocation of Employee's place of employment as in effect on the date upon which this Agreement is entered into by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without the Employee's written consent.

          (b) Misconduct. For purposes of this Agreement, "Misconduct" shall
              ----------
mean (i) gross and willful failure to perform services, if such failure materially injures the Company and has not been cured within 30 days after Employee was given notice of such failure by the Company, (ii) material dishonesty, if such dishonesty injures the Company in more than a de minimis
                                                                  -- -------
manner, (iii) fraud or embezzlement as determined by a court, or (iv) conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof.

     8.   280G Best Results.  Payments and benefits under this Agreement
          -----------------
shall be made without regard to whether the deductibility of such payments or benefits (or any other payments or benefits to or for the Employee's benefit) would be limited or precluded by Section 280G of the Code and without regard to whether such payments or benefits (or any other payments or benefits) would subject the Employee to the federal excise tax levied on certain "excise parachute payments" under Section 4999 of the Code; provided, that if the total of all payments and benefits to or for the Employee's benefit, after deduction of all federal taxes (including the tax set forth in Section 4999 of the Code, if applicable) with respect to such payments and benefits (the "total after-tax payments"), would be increased by the limitation or elimination of any payment or benefit under this Agreement, amounts payable and benefits receivable under this Agreement shall be reduced to the extent, and only to the extent, necessary to maximize the total after-tax payments. The determination as to whether and to what extent payments and/or benefits under this agreement are required to be reduced in accordance with the preceding sentence shall be made by agreement between the Employee and the independent public accounting firm of the Company (whose fees and expenses shall be borne solely by the Company). To the extent that any elimination or reduction of payments or benefits is

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made in accordance with this Section 8, the determination as to the order in which payments and benefits shall be eliminated or reduced shall be made by the Employee.

     9.   Confidential Information.  Employee agrees to enter into the
          ------------------------
Company's standard Employee Proprietary Information and Inventions Agreement, substantially in the form attached hereto as Exhibit B, (the "Confidential
                                             ---------
Information Agreement") upon commencing employment hereunder.

     10.  Conditional Nature of Severance Payments.
          ----------------------------------------

          (a) Noncompete. Employee hereby agrees that: (i) the covenant set
              ----------
forth in this Section 10 is reasonable in scope and essential to the preservation of the Company's (including any parent or subsidiary of the Company) business; and (ii) the enforcement of such covenant will not preclude Employee from being gainfully employed in such manner and to the extent necessary to provide a standard of living for himself, the members of his family and others dependent upon him. Employee further acknowledges that the nature of the Company's (including any parent or subsidiary of the Company) business is such that if Employee were to become employed by, or substantially involved in, the business of a competitor of the Company (including any parent or subsidiary of the Company) during the period ending on the later of (i) thirty-six (36) months following the Effective Date, and (ii) one (1) year after the Employee's termination date, it would be very difficult for the Employee not to rely on or use the Company's (including any parent or subsidiary of the Company) trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's (including any parent or subsidiary of the Company) trade secrets and confidential information and to protect the Company's (including any parent or subsidiary of the Company) business, Employee agrees and acknowledges that Employee's right to receive the severance payments and benefits set forth in Section 5 (to the extent Employee is otherwise entitled to such payments and benefits) shall be conditioned upon the Employee not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director, advisor or otherwise), nor having any ownership interest in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with the business of the Company (including any parent or subsidiary of the Company), as determined on the date of Employee's termination of employment; provided that nothing contained in this Agreement shall prevent the Employee from owning less than five percent of the outstanding capital stock of a publicly-traded corporation. Upon any breach of this section and if such breach has not been cured within 30 days after Employee was given notice of such breach by the Company, all severance payments and other benefits pursuant to this Agreement shall immediately cease.

          (b) Non-Solicitation.  Until the date following the later of (i)
              ----------------
thirty-six (36) months following the Effective Date, or (ii) one (1) year after the Employee's termination date, Employee agrees and acknowledges that Employee's right to receive the severance payments and benefits set forth in
Section 5 (to the extent Employee is otherwise entitled to such payments and benefits) shall be conditioned upon Employee not, either directly or indirectly, soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any individual who is an employee of the Company (including any parent or subsidiary of the Company) as of such termination date or causing an employee of the Company or its affiliates to leave his or her employment either for Employee or for any other entity or person.

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

          (c) Understanding of Covenants.  The Employee represents that he (i)
              --------------------------
is familiar with the foregoing covenants not to compete and not to solicit, and
(ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     11.  Assignment.  This Agreement will be binding upon and inure to the
          ----------
benefit of (a) the heirs, executors and legal representatives of Employee upon Employee's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Employee's right to compensation or other benefits will be null and void.

     12.  Notices.  All notices, requests, demands and other communications
          -------
called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

          If to the Company:


          OpenTV, Inc.
          401 East Middlefield Road
          Mountain View, California 94043-4005
          Attn: General Counsel
          ----

          If to Employee:

          at the last residential address known by the Company.

     13.  Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     14.  Arbitration.
          -----------

          (a) Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Chicago, Illinois in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding

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

on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) will apply Illinois law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Employee hereby consents to the personal jurisdiction of the state and federal courts located in Illinois for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

     15.  Integration.  This Agreement, together with the Option Plan, Option
          -----------
Agreement, the Spyglass Options and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral (other than obligations accrued under Spyglass' bonus programs as of the Effective Date). No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     (16) Tax Withholding.  All payments made pursuant to this Agreement will be
          ---------------
subject to withholding of applicable taxes.

     (17) Governing Law.  This Agreement will be governed by the laws of the
          -------------
State of Illinois (with the exception of its conflict of laws provisions).

     (18) Acknowledgment.  Employee acknowledges that he has had the opportunity
          --------------
to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.



     OpenTV, Inc.




     By: /s/ Jan Steenkamp                      Date: March 25, 2000
        ----------------------------                 --------------------
     Title: C.E.O.
           -------



       /s/ Martin J. Leamy
     ------------------------------             Date: March 25, 2000
     Martin J. Leamy                                  -------------------

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